UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2019

INNOVATION PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37357	30-0565645
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Cummings Center, Suite 151-B Beverly, Massachusetts	01915
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 921-4125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(b) of the Exchange Act: none

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2019, Innovation Pharmaceuticals Inc. (the “Company”) entered into a Warrant Restructuring and Additional Issuance Agreement (the “Issuance Agreement”) with the holders (the “Series B investors”) of the Company’s Series B 5% convertible preferred stock (the “preferred stock”) and warrants to purchase preferred stock (the “existing warrants”). Pursuant to the Issuance Agreement, the Series B investors have agreed, subject to the conditions set forth therein, to exercise existing warrants to purchase 500 shares of preferred stock following execution of the Issuance Agreement, and to amend the existing warrants to permit the Company to compel the exercise of up to $400,000 of existing warrants each calendar month commencing June 3, 2019 and ending November 1, 2019, or, if earlier, until the aggregate amount of the forced exercises is $2,000,000. As consideration for the Series B investors entering into the Issuance Agreement, the Company has issued 100 shares of preferred stock and warrants to purchase 2,500 shares of preferred stock (the “series 4 warrants”) to the Series B investors. In addition, the Company extended the termination date for the series 1 warrants issued in October 2018 by six months, and has agreed to issue one additional share of preferred stock to the Series B investors for each five shares issued upon the exercise of the existing warrants or series 4 warrants through November 9, 2019, up to a maximum of 400 shares of preferred stock.

In connection with the Issuance Agreement, the Company amended and restated the Certificate of Designation of Preferences, Rights and Limitations of Series B 5% Convertible Preferred Stock (the “Certificate of Designation”) filed with the Nevada Secretary of State on October 5, 2018, to increase the number of authorized shares of preferred stock from 20,000 to 26,000, among certain other changes. A description of the preferred stock may be found in the Current Report on Form 8-K filed by the Company on October 9, 2018. The Issuance Agreement also amended certain provisions of the Securities Purchase Agreement, dated as of October 5, 2018, among the Company and the investors party thereto, relating to the calculation of the required minimum for authorized and unissued shares of common shares.

The Company intends to use the net proceeds, if any, from the exercise of the warrants for general corporate purposes, including research and development.

The additional shares of preferred stock, warrants and underlying shares of common stock were registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-220419) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated May 9, 2019.

The foregoing descriptions of the terms and conditions of the Issuance Agreement, amended and restated Certificate of Designation and Series 4 warrants are not complete and are qualified in their entirety by the full text of the Issuance Agreement, amended and restated Certificate of Designation and form of Series 4 warrant, which are filed herewith as Exhibits 10.1, 3.1 and 4.1, respectively, and incorporated into this Item 1.01 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Information concerning the amended and restated Certificate of Designation in Item 1.01 of this Form 8-K is incorporated by reference into this Item 5.03.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B 5% Convertible Preferred Stock.
4.1	Form of Series 4 Warrant.
10.1	Form of Warrant Restructuring and Additional Issuance Agreement, dated May 9, 2019, between the Company and the investors party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATION PHARMACEUTICALS INC.

Dated: May 10, 2019	By:	/s/ Leo Ehrlich
	Name:	Leo Ehrlich
	Title:	Chief Executive Officer

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